                                                                   EXHIBIT(d)(9)

                              AMENDED AND RESTATED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                              SUB-ADVISER AGREEMENT
                               DATED MAY 9, 2001

                                     BETWEEN

                          ING PILGRIM INVESTMENTS, LLC
                                       AND
                       AELTUS INVESTMENT MANAGEMENT, INC.

                           EFFECTIVE NOVEMBER 2, 2001

                              ANNUAL INVESTMENT
SERIES                         MANAGEMENT FEE                      APPROVED BY BOARD    REAPPROVAL DATE
------                         --------------                      -----------------    ---------------

Pilgrim Principal       Offering Phase         0.125%              May 9, 2001          May 9, 2003
Protection Fund         Guarantee Period        0.40%
                        Index Plus
                        LargeCap Period         0.30%

Pilgrim Principal       Offering Phase         0.125%              November 2, 2001     September 1, 2003**
Protection Fund II*     Guarantee Period        0.40%
                        Index Plus
                        LargeCap Period         0.30%

---------------------

* This Amended and Restated Schedule A is effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund: November 5, 2001.

** Effective November 2, 2001, the Board of Trustees approved amending certain agreements for the Funds whose annual renewal requires approval by the Board. The amendment changes the date of the agreements to September 1 for the purpose of aligning the annual renewal of such agreements with the annual renewal of the advisory agreements.